SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


    Date of Report (Date of                                  Commission File
   earliest event reported):                                      Number:
       DECEMBER 2, 1999                                          1-10210


                                  eGLOBE, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                         13-3486421
(State or other jurisdiction of                     (IRS Employer Identification
         incorporation)                                       Number)

                         1250 24th Street, NW, Suite 725
                             Washington, D.C. 20037
               (Address of principal executive offices) (Zip Code)


               Registrant's telephone number, including area code:
                                 (202) 822-8981

          (Former name or former address, if changed since last report)

                                       NA
                                                                    eGLOBE, INC.
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

Pursuant to Items 7(a)(4) and 7(b)(2) of the Securities and Exchange Commission's (the "Commission") General Instructions for Form 8-K, eGlobe, Inc. (the "Company") formerly Executive TeleCard, Ltd., hereby amends Items 7(a) and 7(b) of its Current Report on Form 8-K, filed with the Commission on December 17, 1999 to file financial statements and pro forma financial information for the Company reflecting the acquisition of Coast International, Inc. ("Coast"), which was effective December 2, 1999.

The Company has included a brief description of the Company's acquisition of Coast along with the pro forma information for the Company. On September 20, 1999, the Company, acting through a newly formed subsidiary, acquired control of Oasis Reservations Services, Inc. ("ORS") from its sole stockholder, Outsourced Automated Services and Integrated Solutions, Inc. ("Oasis"). Effective August 1, 1999, the Company assumed operational control of Highpoint International Telecom, Inc. and certain assets and operations of Highpoint Carrier Services and Vitacom, Inc, (collectively "Highpoint"). On October 14, 1999, substantially all the operating assets of Highpoint were transferred to iGlobe, Inc. ("iGlobe"), at which time the Company acquired all of the issued and outstanding common stock of iGlobe. Connectsoft Communications Corporation and Connectsoft Holding Corp. ("Connectsoft") were acquired on June 17, 1999, by the Company's new subsidiary Vogo Networks, LLC ("Vogo"). Telekey, Inc. and Subsidiary and Travelers Services, Inc. ("Telekey") were acquired on February 12, 1999. UCI Tele Networks, Ltd. ("UCI") was acquired on December 31, 1998 and IDX International Inc. and Subsidiaries ("IDX") were acquired on December 2, 1998. The iGlobe acquisition was previously reported on 8-K/A filed on December 28, 1999. The ORS acquisition was previously reported on Form 8-K/A filed December 6, 1999 and amended on December 10, 1999. The Connectsoft acquisition was previously reported on Form 8-K/A filed on August 31, 1999. The Telekey, UCI and IDX acquisitions were previously reported on Form 8-K/A filed on April 30, 1999.

In June 1999, the stockholders approved the increase in the convertibility of the preferred stock issued to the IDX stockholders and in July 1999, the terms of the IDX purchase agreement were renegotiated. The effects of the above two transactions related to the IDX acquisition were previously reported on Form 8-K/A filed on August 31, 1999.

In September 1999, the Company obtained appraisals of the assets of IDX, UCI and Telekey and reclassified certain acquired goodwill to other identifiable assets. In August 1999, the Company issued 30 shares of Series K Cumulative Convertible Preferred Stock ("Series K Preferred") valued at $3.0 million in exchange for the one share of Series G Cumulative Convertible Preferred Stock ("Series G
Preferred") held by the Seller of Connectsoft. The effects of these two transactions were previously reported on Form 8-K/A filed on December 6, 1999 and amended on December 10, 1999.

In December 1999, the Company and the IDX stockholders renegotiated the value of preferred stock and warrants consideration paid to the IDX stockholders pursuant to the July 1999 renegotiation. The effects of this transaction are reflected in the unaudited pro forma condensed consolidated financial statements contained elsewhere herein.

                                                                    eGLOBE, INC.
--------------------------------------------------------------------------------

ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS

ITEM 7(A).     FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

               Filed herewith as part of this report are the following financial statements: Coast International, Inc., (i) Report of Independent Certified Public Accountants, (ii) Balance Sheet as of September 30, 1999, (iii) Statement of Income for the nine months ended September 30, 1999, (iv) Statement of Stockholders' Deficit for the nine months ended September 30, 1999, (v) Statement of Cash Flows for the nine months ended September 30, 1999, (vi) Summary of Accounting Policies and (vii) Notes to the Financial Statements.

ITEM 7. (B).   PRO FORMA FINANCIAL INFORMATION

               Filed herewith as part of this report are the Company's Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1999, Unaudited Pro Forma Condensed Consolidated Statements of Operations for the twelve months ended December 31, 1998 and for the nine months ended September 30, 1999 and the notes thereto.

ITEM 7(C).     EXHIBITS

               2.1 Agreement and Plan of Merger dated as of November 29, 1999 by and among eGlobe, Inc., eGlobe Merger Sub No. 5, Inc., Coast International, Inc. and the Stockholders of Coast International, Inc. is incorporated by reference to the 8-K filed on December 17, 1999.

               4.1 Certificate of Designation, Rights, Preferences and Restrictions of 10% Series D Cumulative Convertible Preferred Stock, is incorporated by reference to the 8-K filed on December 17, 1999.

               49.1 Press Release dated  December 1, 1999,  regarding the Merger
                    Agreement and the transactions contemplated thereby is incorporated by reference to the 8-K filed on December 17, 1999.

                                                            eGLOBE, INC.
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     The Coast acquisition and the terms of the December 1999 renegotiation of the IDX purchase agreement are included in the following Unaudited Pro Forma Condensed Consolidated Financial Statements. This pro forma presentation has been prepared utilizing historical financial statements and notes thereto, certain of which are included herein as well as pro forma adjustments as described in the Notes to Pro Forma Condensed Consolidated Financial Statements. The pro forma financial data does not purport to be indicative of the results which actually would have been obtained had the acquisitions been effected on the dates indicated or the results which may be obtained in the future. In addition, the following Unaudited Pro Forma Condensed Consolidated Financial Statements give the effect of the acquisitions by the Company of ORS, iGlobe, Connectsoft, Telekey, IDX and UCI, and the June 1999 stockholder approval of the increase of the number of shares of common stock issuable upon conversion of the preferred stock issued to the IDX stockholders and the terms of the IDX purchase agreement as renegotiated in July 1999, the reclassification of acquired goodwill to other identifiable intangibles and the exchange of Series K Preferred for Series G Preferred, as previously described and reported on Forms 8-K/A filed on April 30, 1999, on August 31, 1999, on December 6, 1999 as amended December 10, 1999, and on December 28, 1999.

     The Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 1999 assumes the acquisition of Coast was consummated on such date. The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1998 includes the operating results of the Company, IDX, Telekey, Connectsoft, iGlobe, ORS, and Coast assuming the acquisitions occurred January 1, 1998. Also, the subsequent increase in the preferred conversion factor for preferred shares originally issued to IDX stockholders, the renegotiations of the terms of the IDX purchase agreement, the reclassification of acquired goodwill to other identifiable intangibles and the Series K Preferred Stock exchanged for Series G Preferred Stock were assumed to have occurred on January 1, 1998. The historical results of the Company include the results of IDX for the period from December 2, 1998, the effective date of the acquisition, to December 31, 1998. UCI was acquired on December 31, 1998 and had minimal operations which have not been reflected in the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1998. However, the recurring effect of the goodwill amortization related to the UCI acquisition has been included in the Unaudited Pro Forma Condensed Consolidated Statement of Operations.

     The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 1999 assumes that the Telekey, Connectsoft, iGlobe, ORS and Coast acquisitions and the subsequent increase in the IDX purchase price related to the increase in the convertibility of the preferred stock originally issued to the IDX stockholders, the renegotiations of the IDX purchase agreement, the reclassification of the acquired goodwill to other identifiable intangibles and the Series K Preferred Stock exchanged for Series G Preferred Stock occurred at the beginning of the periods presented. The historical results of operations of the Company for the nine months ended September 30, 1999 include the results of Telekey from February 1, 1999, the effective date of the acquisition, to September 30, 1999, the results of Connectsoft from June 1, 1999, the effective date of the acquisition, to September 30, 1999, the results of iGlobe from August 1, 1999, the date the Company assumed operational control of Highpoint, to September 30, 1999 and the results of ORS from September 1, 1999, the effective date of acquisition, to September 30, 1999. Coast was acquired on December 2, 1999.

                                                            eGLOBE, INC.
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     The Unaudited Pro Forma Condensed Consolidated Statements of Operations are presented for illustrative purposes only and do not purport to represent what the Company's results of operations would have been had the acquisitions described herein occurred on the dates indicated for any future period or at any future date, and are therefore qualified in their entirety by reference to and should be read in conjunction with the historical consolidated financial statements of the Company and the historical financial statements of Coast International, Inc. contained elsewhere herein. Historical financial statements of IDX and Telekey were previously filed in Form 8-K/A on April 30, 1999. Historical financial statements of Connectsoft were previously filed in Form 8-K/A on August 31, 1999. Historical financial statements of Oasis Reservations Services, Inc. were previously filed in Form 8-K/A in December 6, 1999 and amended on December 10, 1999. Historical financial statements of Highpoint International, Telecom, Inc. and Affiliates, were previously filed in Form 8-K/A on December 28, 1999.

     ACQUISITION OF COAST INTERNATIONAL, INC.

     On December 2, 1999, the Company acquired all the shares of common stock of Coast International, Inc. ("Coast") for (a) 16,100 shares of 10% Series O Cumulative Convertible Preferred Stock ("Series O Preferred Stock") valued at $16.1 million; (b) 882,904 shares of common stock valued at approximately $3.0 million; and (c) direct costs associated with the acquisition of approximately $0.3 million, for a combined value of approximately $19.4 million. The Series O Preferred Stock is convertible into a maximum of 3,220,000 shares of common stock and has a liquidation value of $16,100,000. Coast develops innovative Internet products and services and through its wholly owned subsidiary, Interactive Media Works ("IMW"), has recently begun offering an interactive response system which interfaces seamlessly with traditional voice telephone, with Voice over IP, and with data access from the Internet and the World Wide Web.

     The shares of Series O Preferred Stock are convertible, at the holder's option, into a maximum 3,220,000 shares of common stock at any time after the later of (a) one year after the date of issuance and (b) the date eGlobe has received stockholder approval for such conversion and the applicable Hart-Scott-Rodino waiting period has expired or terminated (the "Clearance Date"), at a conversion price equal to $5.00. The shares of Series O Preferred Stock will automatically be converted into shares of common stock, on the earliest to occur of (i) the fifth anniversary of the first issuance of Series O Preferred Stock, (ii) the first date as of which the last reported sales price of the Company's common stock on Nasdaq is $6.00 or more for any 15 consecutive trading days during any period in which Series O Preferred Stock is outstanding, (iii) the date that 80% or more of the Series O Preferred Stock eGlobe has issued has been converted into common stock, or (iv) the Company completes a public offering of equity securities with gross proceeds to the Company of at least $25 million at a price per share of $5.00. Notwithstanding the foregoing, the Series O Preferred Stock will not be converted into the Company's common stock prior to the Company's receipt of stockholder approval for such conversion and the expiration or termination of the applicable Hart-Scott-Rodino waiting period. If the events listed in the preceding sentence occur prior to the Clearance Date, the automatic conversion will occur on the Clearance Date. In January 2000, the Company's common stock sales price closed at $6.00 or more for 15 consecutive trading days and, accordingly, on the Clearance Date, the outstanding Series O Preferred Stock will be automatically convertible into 3,220,000 shares of common stock.

                                                            eGLOBE, INC.
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     The final purchase price allocation will be determined when third party appraisal and additional information becomes available. Accordingly, the final purchase price allocation may have a material effect on the supplemental unaudited pro forma information presented below.

     The acquisition has been recorded using the purchase method of accounting and the components of the purchase price and its preliminary allocation to the assets and liabilities acquired are as follows:


     Components of Purchase Price:

           Series O Preferred Stock                                   $ 16,100,000
           Common Stock issued                                           2,980,000
           Direct acquisition costs                                        300,000
                                                                      ------------
                Total purchase price                                    19,380,000

     Allocation of Purchase
     Price:

           Cash and cash equivalents                                      (426,000)
           Accounts receivable                                          (2,122,000)
           Other current assets                                             (4,000)
           Deposits                                                        (13,000)
           Property and equipment                                       (1,091,000)
           Goodwill                                                    (19,884,000)
           Current liabilities                                           1,373,000
           Capital lease obligations, including current maturities         288,000
           Notes payable - related parties                               2,499,000
                                                                      ------------

     Total                                                            $         --
                                                                      ============


     ADDITIONAL RENEGOTIATION OF TERMS TO THE IDX PURCHASE AGREEMENT

     In December 1999, the Company and the IDX stockholders agreed to reduce the preferred stock and warrants consideration paid to the IDX stockholders pursuant to the July 1999 renegotiation by a value equivalent to the original consideration paid by the Company for 4,500 shares of IDX. In exchange, the IDX stockholders will not issue the original preferred stock and warrants originally granted to certain IDX employees and other parties. The Company agreed to issue eGlobe options to the employees and certain others related to IDX. The options will have an exercise price of $1.20 per share and a three year term. The options will vest 75% at March 31, 2000 and the other 25% will vest on an accelerated basis if IDX meets its earn out or in three years if it does not. The Company also agreed to issue 150,000 shares of common stock as payment of the original consideration allocated as purchase consideration for an acquisition of a subsidiary by IDX.

     As a result of the above renegotiation, which resulted in the reduction of the value of the Series H Preferred Stock and warrants and the issuance of the Company's options, the Company will record the reduction in consideration of approximately $1.5 million to be paid to the IDX stockholders as a negative dividend and reduce the loss attributable to common stock in the fourth quarter of 1999.

                                                            eGLOBE, INC.
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                                      SEPTEMBER 30, 1999
--------------------------------------------------------------------------------


                                                                        EGLOBE           COAST
                                                                   AS OF OF 9/30/99   AS OF 9/30/99    ADJUSTMENTS     PRO FORMA
                                                                       (NOTE A)                          (NOTE A)
                                                               ------------------------------------------------------------------
ASSETS
CURRENT
    Cash and cash equivalents                                        $  2,562,000    $    426,000    $         --    $  2,988,000
    Accounts receivable, net                                            8,894,000       2,122,000              --      11,016,000
    Other current assets                                                1,683,000           4,000              --       1,687,000
---------------------------------------------------------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                                                   13,139,000       2,552,000              --      15,691,000
---------------------------------------------------------------------------------------------------------------------------------

PROPERTY AND EQUIPMENT, NET                                            23,783,000       1,091,000              --      24,874,000
GOODWILL, NET                                                           8,808,000              --      19,884,000      28,692,000
OTHER INTANGIBLE ASSETS, NET                                           22,031,000              --              --      22,031,000

OTHER ASSETS                                                            2,428,000          13,000              --       2,441,000
---------------------------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                         $ 70,189,000    $  3,656,000    $ 19,884,000    $ 93,729,000
---------------------------------------------------------------------------------------------------------------------------------

LIABILITIES, MINORITY INTEREST IN LLC AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
   Accounts payable                                                  $  9,473,000    $    519,000    $         --    $  9,992,000
   Accrued expenses                                                     9,035,000         582,000         300,000       9,917,000
   Notes payable and line of credit principally
        related to acquisitions                                         2,118,000              --              --       2,118,000
   Notes payable and current maturities of long-
        term debt                                                       4,040,000       2,591,000              --       6,631,000
   Other current liabilities                                            3,659,000         272,000              --       3,931,000
---------------------------------------------------------------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                                              28,325,000       3,964,000         300,000      32,589,000
---------------------------------------------------------------------------------------------------------------------------------

LONG-TERM DEBT, NET OF CURRENT MATURITIES                              14,459,000         196,000              --      14,655,000
---------------------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES                                                      42,784,000       4,160,000         300,000      47,244,000

MINORITY INTEREST IN LLC                                                2,329,000              --              --       2,329,000

STOCKHOLDERS' EQUITY
    Preferred stock                                                         2,000              --              --           2,000
    Common stock                                                           21,000         412,000        (411,000)         22,000
    Additional paid-in capital                                         70,859,000              --      19,079,000      89,938,000
    Stock to be issued                                                 13,912,000              --              --      13,912,000
    Accumulated deficit                                               (59,926,000)       (916,000)        916,000     (59,926,000)
    Accumulated other comprehensive income                                208,000              --              --         208,000
---------------------------------------------------------------------------------------------------------------------------------

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                                   25,076,000        (504,000)     19,584,000      44,156,000
---------------------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES, MINORITY INTEREST IN LLC
    AND STOCKHOLDERS' EQUITY                                         $ 70,189,000    $  3,656,000    $ 19,884,000    $ 93,729,000
---------------------------------------------------------------------------------------------------------------------------------

See notes to the unaudited pro forma condensed consolidated financial statements
                                                             eGLOBE, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                    TWELVE MONTHS ENDED DECEMBER 31, 1998
--------------------------------------------------------------------------------

                                            EGLOBE                                                                   ORS
                                         TWELVE MONTHS         IDX             TELEKEY         CONNECTSOFT      TWELVE MONTHS
                                        ENDED 12/31/98    ELEVEN MONTHS     TWELVE MONTHS     TWELVE MONTHS     ENDED 12/31/98
                                         (NOTE B (2))     ENDED 11/30/98   ENDED 12/31/98    ENDED 12/31/98      (NOTE B (2))
                                      --------------------------------------------------------------------------------------
REVENUE                                  $ 30,030,000      $  2,795,000     $  4,705,000      $    288,000      $  5,094,000

COST OF REVENUE                            16,806,000         3,176,000        1,294,000           248,000         3,657,000
----------------------------------------------------------------------------------------------------------------------------
GROSS PROFIT (LOSS)                        13,224,000          (381,000)       3,411,000            40,000         1,437,000
----------------------------------------------------------------------------------------------------------------------------
COSTS AND EXPENSES:
     Selling, general and
      administrative                       18,070,000         3,011,000        2,811,000         2,473,000           834,000
     Research and development                      --                --               --         2,057,000                --
     Depreciation and
      amortization                          3,070,000           510,000          192,000           231,000           302,000
----------------------------------------------------------------------------------------------------------------------------
TOTAL COSTS AND EXPENSES                   21,140,000         3,521,000        3,003,000         4,761,000         1,136,000
----------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) FROM OPERATIONS              (7,916,000)       (3,902,000)         408,000        (4,721,000)          301,000
----------------------------------------------------------------------------------------------------------------------------
OTHER INCOME (EXPENSE):
    Other income (expense), net            (1,981,000)          358,000          (61,000)         (377,000)          227,000
    Proxy related litigation expenses      (3,647,000)               --               --                --                --
----------------------------------------------------------------------------------------------------------------------------
TOTAL OTHER INCOME (EXPENSE)               (5,628,000)          358,000          (61,000)         (377,000)          227,000
----------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) BEFORE MINORITY
  INTEREST IN (INCOME) LOSS OF
  SUBSIDIARIES AND TAXES ON
  INCOME                                  (13,544,000)       (3,544,000)         347,000        (5,098,000)          528,000

MINORITY INTEREST IN (INCOME)
  LOSS OF SUBSIDIARIES                             --                --          (59,000)               --                --

TAXES ON INCOME                             1,500,000                --               --                --                --
----------------------------------------------------------------------------------------------------------------------------
NET INCOME (LOSS)                         (15,044,000)       (3,544,000)         288,000        (5,098,000)          528,000

PREFERRED STOCK DIVIDENDS                          --                --               --                --                --
----------------------------------------------------------------------------------------------------------------------------
NET INCOME (LOSS) ATTRIBUTABLE TO
    COMMON STOCK                         $(15,044,000)     $ (3,544,000)    $    288,000      $ (5,098,000)     $    528,000
----------------------------------------------------------------------------------------------------------------------------
NET LOSS PER SHARE  (NOTES B,
(11) AND (12))
    Basic and diluted                    $      (0.85)               --               --                --                --
----------------------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE SHARES
 (NOTES B, (11) AND (12))
    Basic and diluted                      17,736,654                --               --                --                --
----------------------------------------------------------------------------------------------------------------------------


See notes to the unaudited pro forma condensed consolidated financial statements
                                                             eGLOBE, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                    TWELVE MONTHS ENDED DECEMBER 31, 1998
                                                              (CONTINUED)
--------------------------------------------------------------------------------

                                                      IGLOBE            COAST
                                                   TWELVE MONTHS    TWELVE MONTHS     ADJUSTMENTS
                                                  ENDED 12/31/98   ENDED 12/31/98      (NOTE B)          PRO FORMA
                                             -----------------------------------------------------------------------
REVENUE                                            $  2,703,000    $ 18,904,000    $   (121,000)(3)    $ 64,398,000

COST OF REVENUE                                       2,079,000       9,516,000         (65,000)(4)      36,711,000
--------------------------------------------------------------------------------------------------------------------
GROSS PROFIT (LOSS)                                     624,000       9,388,000         (56,000)         27,687,000
--------------------------------------------------------------------------------------------------------------------
COSTS AND EXPENSES:
    Selling, general and administrative                 780,000       8,972,000         310,000(5)       37,261,000
    Research and development                                 --              --              --           2,057,000
    Depreciation and amortization                       862,000         497,000      11,139,000(6)       16,803,000
--------------------------------------------------------------------------------------------------------------------
TOTAL COSTS AND EXPENSES                              1,642,000       9,469,000      11,449,000          56,121,000
--------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) FROM OPERATIONS                        (1,018,000)        (81,000)    (11,505,000)        (28,434,000)
--------------------------------------------------------------------------------------------------------------------
OTHER INCOME (EXPENSE):
    Other income (expense), net                              --        (271,000)       (749,000)(7)      (2,854,000)
    Proxy related litigation expenses                        --              --              --          (3,647,000)
--------------------------------------------------------------------------------------------------------------------
TOTAL OTHER INCOME (EXPENSE)                                 --        (271,000)       (749,000)         (6,501,000)
--------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) BEFORE MINORITY
    INTEREST IN (INCOME) LOSS OF
    SUBSIDIARIES AND TAXES ON INCOME                 (1,018,000)       (352,000)    (12,254,000)        (34,935,000)

MINORITY INTEREST IN (INCOME) LOSS OF
    SUBSIDIARIES                                             --              --          95,000(8)           36,000

TAXES ON INCOME                                              --              --          21,000(9)        1,521,000
--------------------------------------------------------------------------------------------------------------------
NET INCOME (LOSS)                                    (1,018,000)       (352,000)    (12,180,000)        (36,420,000)

PREFERRED STOCK DIVIDENDS                                    --              --       9,206,000(10)       9,206,000
--------------------------------------------------------------------------------------------------------------------

NET INCOME (LOSS) ATTRIBUTABLE TO
   COMMON STOCK                                    $ (1,018,000)   $   (352,000)   $(21,386,000)       $(45,626,000)
--------------------------------------------------------------------------------------------------------------------
NET LOSS PER SHARE  (NOTES B, (11) AND
    (12))
    Basic and diluted                                        --              --              --        $      (2.42)
--------------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE SHARES  (NOTES B,
   (11) AND (12))
    Basic and diluted                                        --              --       1,087,000(11)      18,823,654
--------------------------------------------------------------------------------------------------------------------

See notes to the unaudited pro forma condensed consolidated financial statements
                                                             eGLOBE, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                     NINE MONTHS ENDED SEPTEMBER 30, 1999
--------------------------------------------------------------------------------

                                                      EGLOBE             TELEKEY          CONNECTSOFT            ORS
                                                   NINE MONTHS       ONE MONTH ENDED      FIVE MONTHS       EIGHT MONTHS
                                                  ENDED 9/30/99          1/31/99         ENDED 5/31/99      ENDED 8/31/99
                                            -----------------------------------------------------------------------------
REVENUE                                            $ 28,136,000       $    190,000       $     73,000       $  4,055,000

COST OF REVENUE                                      27,442,000             59,000             65,000          3,746,000
-------------------------------------------------------------------------------------------------------------------------

GROSS PROFIT (LOSS)                                     694,000            131,000              8,000            309,000
-------------------------------------------------------------------------------------------------------------------------
COSTS AND EXPENSES:
   Selling, general and administrative               18,393,000            141,000            436,000            253,000
   Research and development                                  --                 --          1,092,000                 --
   Depreciation and amortization                      7,846,000             16,000            129,000            160,000
-------------------------------------------------------------------------------------------------------------------------
TOTAL COSTS AND EXPENSES                             26,239,000            157,000          1,657,000            413,000
-------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) FROM OPERATIONS                       (25,545,000)           (26,000)        (1,649,000)          (104,000)

OTHER INCOME (EXPENSE)                               (5,814,000)            (6,000)          (162,000)            (4,000)
-------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) BEFORE MINORITY INTEREST IN
   LOSS OF SUBSIDIARY                               (31,359,000)           (32,000)        (1,811,000)          (108,000)

MINORITY INTEREST IN LOSS OF SUBSIDIARY                      --                 --                 --                 --
-------------------------------------------------------------------------------------------------------------------------
NET INCOME (LOSS)                                   (31,359,000)           (32,000)        (1,811,000)          (108,000)

PREFERRED STOCK DIVIDENDS                            10,783,000                 --                 --                 --
-------------------------------------------------------------------------------------------------------------------------
NET INCOME (LOSS) ATTRIBUTABLE TO
   COMMON STOCK                                    $(42,142,000)      $    (32,000)      $ (1,811,000)      $   (108,000)
-------------------------------------------------------------------------------------------------------------------------
NET LOSS PER SHARE (NOTE C(20) AND (21))
   Basic and diluted                               $      (2.18)                --                 --                 --
-------------------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE SHARES (NOTE C(20) AND (21))
   Basic and diluted                                 19,374,944                 --                 --                 --
-------------------------------------------------------------------------------------------------------------------------


See notes to the unaudited pro forma condensed consolidated financial statements
                                                             eGLOBE, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                     NINE MONTHS ENDED SEPTEMBER 30, 1999
                                                               (CONTINUED)
--------------------------------------------------------------------------------

                                                         IGLOBE            COAST
                                                      SEVEN MONTHS      NINE MONTHS         ADJUSTMENTS
                                                      ENDED 7/31/99     ENDED 9/30/9          (NOTE C)            PRO FORMA
----------------------------------------------------------------------------------------------------------------------------
REVENUE                                               $  5,067,000      $ 10,371,000      $   (214,000)(13)     $ 47,678,000

COST OF REVENUE                                          5,220,000         4,574,000          (214,000)(14)       40,892,000
----------------------------------------------------------------------------------------------------------------------------
GROSS PROFIT (LOSS)                                       (153,000)        5,797,000                --             6,786,000
----------------------------------------------------------------------------------------------------------------------------
COSTS AND EXPENSES:
     Selling, general and
        Administrative                                   4,794,000         4,900,000           208,000(15)        29,125,000
     Research and development                                   --                --                --             1,092,000
     Depreciation and amortization                       1,411,000           375,000         3,921,000(16)        13,858,000
----------------------------------------------------------------------------------------------------------------------------
TOTAL COSTS AND EXPENSES                                 6,205,000         5,275,000         4,129,000            44,075,000
----------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) FROM OPERATIONS                           (6,358,000)          522,000        (4,129,000)          (37,289,000)

OTHER INCOME (EXPENSE)                                    (182,000)         (207,000)          190,000(17)        (6,185,000)
----------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) BEFORE MINORITY
   INTEREST IN LOSS OF SUBSIDIARY                       (6,540,000)          315,000        (3,939,000)          (43,474,000)

MINORITY INTEREST IN LOSS OF
   SUBSIDIARY                                                   --                --            38,000(18)            38,000
----------------------------------------------------------------------------------------------------------------------------

NET INCOME (LOSS)                                       (6,540,000)          315,000        (3,901,000)          (43,436,000)

PREFERRED STOCK DIVIDENDS                                       --                --        (3,248,000)(19)        7,535,000
----------------------------------------------------------------------------------------------------------------------------
NET INCOME (LOSS) ATTRIBUTABLE TO
   COMMON STOCK                                       $ (6,540,000)     $    315,000      $   (653,000)         $(50,971,000)
----------------------------------------------------------------------------------------------------------------------------
NET LOSS PER SHARE (NOTES C(20) AND (21))
    Basic and diluted                                           --                --                --          $      (2.52)
----------------------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE SHARES (NOTES C(20) AND (21))
    Basic and diluted                                           --                --           883,000            20,257,944
----------------------------------------------------------------------------------------------------------------------------


See notes to the unaudited pro forma condensed consolidated financial statements
                                                                eGLOBE, INC.
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE A. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS OF
        SEPTEMBER 30, 1999

The following pro forma adjustment to the condensed consolidated balance sheet is as if the acquisition of Coast had occurred on September 30, 1999.

The final purchase price allocation will be determined when third party appraisal and additional information becomes available. Accordingly, the final purchase price allocation may have a material effect on the supplemental unaudited pro forma information presented below.

(1) To reflect the acquisition of Coast and the preliminary allocation of the purchase price based on the estimated fair value of the assets acquired and the liabilities assumed. The components of the purchase price and its preliminary allocation to the assets and liabilities acquired are as follows:


Components of Purchase Price:
      Series O Preferred Stock                                     $ 16,100,000
      Common Stock issued                                             2,980,000
      Direct acquisition costs                                          300,000
                                                                   ------------
           Total purchase price                                      19,380,000

Allocation of Purchase Price:
      Cash and cash equivalents                                        (426,000)
      Accounts receivable                                            (2,122,000)
      Other current assets                                               (4,000)
      Deposits                                                          (13,000)
      Property and equipment                                         (1,091,000)
      Goodwill                                                      (19,884,000)
      Current liabilities                                             1,373,000
      Capital lease obligations, including current maturities           288,000
      Notes payable - related parties                                 2,499,000
                                                                   ------------

     Total                                                         $         --
                                                                   ============

                                                                eGLOBE, INC.
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE B. UNAUDITED PRO FORMA CONDENSED  CONSOLIDATED  STATEMENT OF OPERATIONS FOR
        THE TWELVE MONTHS ENDED DECEMBER 31, 1998

(2) Effective with the period ended December 31, 1998, the Company changed from a March 31 to a December 31 fiscal year end. As a result, the following table is required to reflect twelve months of operations.

                                                     Nine Months             Three Months            Twelve Months
                                                    Ended 12/31/98           Ended 3/31/98          Ended 12/31/98
                                              ---------------------------------------------------------------------
Revenue                                              $ 22,491,000            $  7,539,000            $ 30,030,000

Cost of revenue                                        12,619,000               4,187,000              16,806,000
-------------------------------------------------------------------------------------------------------------------
Gross profit                                            9,872,000               3,352,000              13,224,000

Costs and expenses:
   Selling, general and administrative                 13,555,000               4,515,000              18,070,000
   Depreciation and amortization                        2,256,000
-------------------------------------------------------------------------------------------------------------------
Total costs and expenses                               15,811,000               5,329,000              21,140,000
-------------------------------------------------------------------------------------------------------------------
Loss from operations                                   (5,939,000)             (1,977,000)             (7,916,000)

Other income (expenses)
   Other income                                        (1,031,000)               (950,000)             (1,981,000)
   Proxy related litigation expenses                     (120,000)             (3,527,000)             (3,647,000)
-------------------------------------------------------------------------------------------------------------------
Total other expenses                                   (1,151,000)             (4,477,000)             (5,628,000)
-------------------------------------------------------------------------------------------------------------------
Loss before taxes on income                            (7,090,000)             (6,454,000)            (13,544,000)

Taxes on income                                                --               1,500,000               1,500,000
-------------------------------------------------------------------------------------------------------------------
               Net loss                              $ (7,090,000)           $ (7,954,000)           $(15,044,000)
-------------------------------------------------------------------------------------------------------------------


UCI was acquired on December 31, 1998 and had minimal operations which have not been reflected in the Pro Forma Condensed Consolidated Statement of Operations of the year ended December 31, 1998. However, the recurring effect of the goodwill amortization related to the UCI acquisition has een included in the Unaudited Pro Forma Condensed Consolidated Statement of Operations.

ORS' statement of operations for the year ended December 31, 1998 consists of the statement of operations for the period June 1, 1998 (date of inception) through December 31, 1998 plus the revenue and costs associated with the ORS line of business for the period January 1, 1998 through May 31, 1998 to reflect the period when ORS was part of Oasis.

                                                                eGLOBE, INC.
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE B. UNAUDITED PRO FORMA CONDENSED  CONSOLIDATED  STATEMENT OF OPERATIONS FOR
        THE TWELVE MONTHS ENDED DECEMBER 31, 1998 (CON'T)

The following pro forma adjustments to the Unaudited Pro Forma Condensed Consolidated Statement of Operations are as if the acquisitions had been completed at the beginning of the period presented and are not indicative of what would have occurred had the acquisitions and related transactions actually been made as of such date. IDX was acquired on December 2, 1998; therefore, the results of operations of IDX for the month of December 1998 are included in the historical results of the Company for the twelve months ended December 31, 1998.


(3) Adjustments to revenue:
              Elimination of IDX billings to the Company                                                     $    (41,000)
              Adjustment to revenue to give effect to IDX's  purchase of a subsidiary  in April 1998 and its sale of another subsidiary in November 1998 as if  the purchase and sale had
                    been completed at the beginning of  the period presented                                      (80,000)
                                                                                                             ------------
                                                                                                             $   (121,000)
                                                                                                             ============

(4) Adjustments to cost of revenue:
              Elimination of IDX billings to the Company                                                     $    (41,000)
              Adjustment  to cost of revenue to give effect to IDX's  purchase of a subsidiary in April,
                    1998 and its sale of another  subsidiary  in November 1998 as if the purchase and sale
                    had been completed at the beginning of the period presented                                   (24,000)
                                                                                                             ------------
                                                                                                             $    (65,000)
                                                                                                             ============
(5) Adjustments to selling, general and administrative expenses:
        Adjustment for the incremental increase in IDX and Telekey management compensation                   $     78,000
        Adjustment for incremental increase in Connectsoft management compensation                                173,000
        Adjustment for the incremental increase in Coast management compensation                                   80,000
        Adjustment for deferred compensation related to Telekey purchase                                          232,000
        Adjustment  to give effect to IDX's  purchase of a subsidiary  in April 1998 and its sale                (423,000)
        Adjustment for various general and administrative services provided by Oasis to ORS                       170,000
                                                                                                             ------------
                                                                                                             $    310,000
                                                                                                             ============
(6) Adjustments to depreciation and amortization expenses:
        Amortization for eleven months of identifiable  intangibles acquired in the IDX purchase
           which was effective December 2, 1998 (1-4 year straight-line amortization)                        $  2,640,000
        Amortization  of original cost in excess of net assets  (including  the value related to stockholder approval in June 1999 of the increase in conversion IDX purchase feature)
           acquired for the IDX purchase which was effective December 2, 1998 (7year straight-line
           amortization                                                                                           943,000
        Amortization  of  identifiable  intangibles  acquired  in the  UCI  purchase  which  was
           effective December 31, 1998 (2 year straight-line amortization)                                        327,000
        Amortization  of costs in excess of net assets  acquired in the UCI  purchase  which was
           effective December 31, 1998 (7 year straight-line amortization)                                         68,000
        Amortization  of  identifiable  intangibles  acquired in the Telekey  purchase (3-7 year
           straight-line amortization)                                                                            570,000
        Amortization of costs in excess of net assets  acquired in the Telekey  purchase (7 year
           straight-line amortization)                                                                            300,000
        Amortization of intangibles acquired in the Connectsoft purchase (3-5 year straight-line
           amortization)                                                                                        1,870,000
        Amortization of costs in excess of net assets  acquired in the  Connectsoft  purchase (7
           year straight-line amortization)                                                                       142,000
        Amortization of identifiable intangibles acquired in the ORS purchase (3-5 year straight-
           line amortization)                                                                                     508,000
        Amortization of identifiable intangibles acquired in the iGlobe purchase (3 year straight-
           line amortization)                                                                                     880,000
        Amortization  of costs in excess of net assets  acquired in the iGlobe  purchase (7 year
           straight-line amortization)                                                                             54,000
        Amortization  of costs in excess of net assets  acquired  in the Coast  purchase (7 year
           straight-line amortization)                                                                          2,837,000
                                                                                                             ------------
                                                                                                             $ 11,139,000
                                                                                                             ============

                                                                eGLOBE, INC.
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE B. UNAUDITED  PRO FORMA  CONDENSED  CONSOLIDATED  STATEMENT OF  OPERATIONS
        (CON'T)


(7) Adjustment to other income (expenses):
        Adjustment  to give effect to IDX's  purchase of a  subsidiary  in April
           1998 and its sale of another  subsidiary in November 1998 as if the purchase and
           sale had been completed at the beginning of the period presented                     $(411,000)
        Interest on $0.5 million UCI note @8% originally due 6/99                                 (20,000)
        Interest on $0.5 million UCI note @8% due 5/2000                                          (40,000)
        Interest on $1.0 million IDX note @7.75% due 2/99                                         (19,000)
        Additional interest recorded for value of 50,000 warrants issued in connection
           with the UCI purchase                                                                  (43,000)
        Interest on $0.5 million note payable to seller of Connectsoft                            (40,000)
        Interest on $0.451 million Oasis note @ 8% due in six quarterly installments              (26,000)
        Less other income related to guaranteed reimbursement of expenses by Oasis'
           parent to ORS                                                                         (181,000)
                                                                                                ---------
                                                                                                 (780,000)

        Less interest expense recorded by the Company in the historical
           results of operations for the twelve months ended December 31, 1998                     31,000
                                                                                                ---------
                                                                                                $(749,000)
                                                                                                =========

(8) Adjustments to minority interest in (income) loss of subsidiaries:
        To reverse the minority interest in income of Telekey, because in connection with the acquisition of Telekey by the Company, the 20% minority
           interest in Telekey, L.L.C. was acquired by Telekey                                  $  59,000

        To record 10% minority interest in LLC's (income) loss owned by Oasis                      36,000
                                                                                                ---------
                                                                                                $  95,000
                                                                                                =========
(9) Adjustments to reflect taxes on income:
        To reflect state income taxes (Telekey was previously an S-corporation) at 6%
           as Georgia does not allow for a consolidated filing. The telekey federal
           taxable income can be offset with the Company's current period losses                $  21,000
                                                                                                =========



No tax provision has been reflected for IDX, Connectsoft or Coast as these companies had book and tax net losses. No tax provision has been reflected for ORS as the Company's proportionate share of the federal and state taxable income of ORS can be offset with the Company's current period losses.

                                                               eGLOBE, INC.
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE B. UNAUDITED  PRO FORMA  CONDENSED  CONSOLIDATED  STATEMENT OF  OPERATIONS
        (CON'T)


(10) To reflect the preferred stock dividends associated with these transactions:
        Annual dividend on Series K Preferred Stock                                             $    150,000
        Annual dividend on Series I Preferred Stock                                                  320,000
        Dividend to IDX stockholders related to July 1999 renegotiation of purchase agreement      6,092,000
        Dividend reduction related to December 1999 IDX renegotiation                             (1,500,000)
        Annual dividend on Series M Preferred Stock, net of premium amortization of $643,000       1,157,000
        Dividend to iGlobe stockholders  related to Series M conversion feature                    1,377,000
        Annual dividend on Series O Preferred Stock                                                1,610,000
                                                                                                ------------

                                                                                                $  9,206,000
                                                                                                ============

(11) Adjustment to the basic weighted average number of shares outstanding of 17,736,654 shares as if the acquisitions and IDX renegotiations had been completed at the beginning of the period presented:

        Issuance of common stock in payment of $0.4 million IDX note                                 141,000
        Issuance of common stock in UCI purchase                                                      63,000
        Issuance of common stock in Coast purchase                                                   883,000
                                                                                                ------------

                                                                                                   1,087,000

(12) Convertible  preferred  stock and  convertible  notes were not  included in diluted  earnings (loss) per share due to the Company  recording a loss for the period  presented.  The following  table  reflects the shares of common stock  that  would  have  been  issuable  upon  conversion.  Subsequent  to
     September 30, 1999,  the Series F, H and K Preferred  Stocks  automatically converted into common stock
        Series H Preferred Stock                                                                   3,263,000
        Series I Preferred Stock, including payment of accrued dividend                            1,440,000
        Convertible $1.0 million IDX note payable, including interest (Converted in 1999)            474,000
        Series F Preferred Stock                                                                   1,814,000
        Series K Preferred Stock                                                                   1,923,000
        Series M Preferred Stock                                                                   3,774,000
        Series O Preferred Stock                                                                   3,220,000
                                                                                                ------------
                                                                                                  15,908,000
                                                                                                ============

                                                                eGLOBE, INC.
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE C. UNAUDITED PRO FORMA CONDENSED  CONSOLIDATED  STATEMENT OF OPERATIONS FOR
        THE NINE MONTHS ENDED SEPTEMBER 30, 1999

The following pro forma adjustments to the condensed consolidated statement of operations are as if the acquisitions and related transactions had been completed at the beginning of the fiscal period presented and are not indicative of what would have occurred had the acquisitions actually been made as of such date. Coast was acquired in December 1999, ORS was acquired in September 1999, iGlobe was acquired in August 1999, Connectsoft was acquired in June 1999 and Telekey was acquired in February 1999; therefore, the results of operations of ORS for the month of September 1999, the results of operations of iGlobe for August through September 1999, the results of operations of Connectsoft for June through September 1999 and the results of operations of Telekey for February through September 1999 are included in the historical results of the Company for the nine months ended September 30, 1999.


(13) Adjusted to revenue:
        Elimination of iGlobe billings to the Company                              $(214,000)
                                                                                   =========

(14) Adjusted to cost of revenue:
        Elimination of iGlobe billings to the Company                              $(214,000)
                                                                                   =========

(15) Adjustment to selling, general and administrative expenses:
        Adjustment for the incremental increase in Connectsoft management
           compensation                                                               72,000
        Adjustment for various general and administrative services provided by
           Oasis to ORS not reflected in statement of operations                      76,000
        Adjustment for the incremental increase in Coast management compensation      60,000
                                                                                   ---------
                                                                                   $ 208,000
                                                                                   =========

                                                                eGLOBE, INC.
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE C. UNAUDITED PRO FORMA CONDENSED  CONSOLIDATED  STATEMENT OF OPERATIONS FOR
        THE NINE MONTHS ENDED SEPTEMBER 30, 1999 (CON'T)


(16) Adjustments to depreciation and amortization expenses:
        One month of amortization of identifiable intangibles
           acquired in the Telekey purchase (3-7 year
           straight-line amortization)                                             $    47,000
        One month of  amortization of costs in excess of net assets acquired in the Telekey purchase (7 year  straight-line
           amortization)                                                                25,000
        Five months of amortization of identifiable intangibles
           acquired in the Connectsoft purchase (3-5 year
           straight-line amortization)                                                 779,000
        Five months of amortization of costs in excess of net assets acquired in the Connectsoft purchase (7 year
           straight-line amortization)                                                  59,000
        Seven months of amortization  of  identifiable  intangibles acquired in the iGlobe purchase (3 year straight-line
           amortization                                                                513,000
        Seven months  of  amortization  of costs in  excess  of net assets acquired in the iGlobe purchase (7 year
           straight-line amortization)                                                  31,000

        Eight months of amortization of identifiable intangibles
           acquired in the ORS purchase (3-5 year straight-line
           amortization)                                                               339,000

        Nine months of amortization of costs in excess of net assets acquired in
           the Coast purchase (7 year straight-line amortization)                    2,128,000
                                                                                   -----------
                                                                                   $ 3,921,000
                                                                                   ===========

(17) Adjustment to other income (expenses):
        Interest on $0.5 million note payable to seller of Connectsoft             $   (30,000)
        Interest on $0.451 million Oasis note                                           (9,000)
        Reverse interest recorded on $4.0 million IDX notes
           subsequently exchanged for Series I Preferred Stock                         182,000
        Reverse interest recorded on $0.418 million IDX note paid by
           issuance of common stock                                                     14,000
        Reverse interest recorded on $0.5 million UCI note originally due June
           1999 as reflected in the December 31, 1998 pro forma adjustmens              20,000

        Reverse interest recorded on $1.0 million IDX note due February 1999
           as reflected in the December 31, 1998 pro forma adjustments                  13,000
                                                                                   -----------
                                                                                   $   190,000
                                                                                   ===========

                                                                eGLOBE, INC.
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE C. UNAUDITED PRO FORMA CONDENSED  CONSOLIDATED  STATEMENT OF OPERATIONS FOR
        THE NINE MONTHS ENDED SEPTEMBER 30, 1999 (CON'T)

(18) Adjustment to record 10% minority interest in LLC's loss owned by Oasis              $     38,000

(19) Adjustment to preferred stock dividends:
        Eight months dividend on 5% Series K Preferred (exchanged for 6% Series G
           Preferred Stock issued in Connectsoft acquisition)                             $    100,000
        Accrued dividend on Series I Preferred Stock                                           187,000
        Nine months dividend on 20% Series M Preferred Stock                                 1,350,000
        Nine months dividend on 10% Series O Preferred Stock                                 1,207,000
        Less dividend to IDX stockholders related to the July 1999 renegotiation of the
           purchase agreement                                                               (6,092,000)

                                                                                          $ (3,248,000)

(20) Adjustment to the basic weighted  average  number of shares  outstanding of
     19,374,944 shares as if the Coast acquisition had been completed at the beginning
     of the period presented                                                                   883,000

(21) Convertible  preferred  stock was not included in diluted  (loss) per share due to the Company recording a loss for the period presented. The following table  reflects  the shares of common  stock that would have been  issuable upon conversion as of September 30, 1999. Subsequent to September 30, 1999,
     the Series F, H and K Preferred Stocks automatically  converted into common stock
           Series F Preferred Stock                                                          1,814,000
           Series H Preferred Stock                                                          3,263,000
           Series I Preferred Stock including payment of accrued dividends                   1,521,000
           Series K Preferred Stock                                                          1,923,000
           Series M Preferred Stock                                                          3,774,000
           Series O Preferred Stock                                                          3,220,000

                                                                                          ------------
                                                                                            15,515,000
                                                                                          ============

                                                           eGLOBE, INC.
         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE D. CONTINGENCIES

          The following adjustments to the pro forma basic net loss per share are to reflect the following: (1) the issuance of additional shares of Series F Preferred Stock and IDX warrants which would have occurred if Telekey and IDX, respectively, had met their earn-out formulas at the beginning of the periods presented; (2) the additional shares of common stock to be issued to UCI shareholders assuming UCI had met its earn-out provision; (3) the estimated additional compensation expense related to the Telekey stockholders' grant of shares under the original agreements; (4) the assumption that the Company's common stock met the guaranteed trading price of $8.00 per share for UCI related shares and $4.00 per share for the Telekey related shares and
          (5) the assumption that ORS met its earn-out formulas and Oasis exchanged its ownership in the LLC for the Company's common stock and warrants at the beginning of the periods presented. The increase in goodwill amortization expense is the result of the additional goodwill recorded as a result of the above issuances amortized over 7 years using straight-line amortization. It is assumed that the warrants related to the IDX and ORS earn-outs are exercised at the beginning of the period presented. In addition, if the Company's common stock does not trade at the guaranteed trading prices for UCI related shares, and subject to UCI meeting its earn-out objectives, the Company will be required to issue additional shares of common stock and the estimated goodwill amortization reflected below will change.

          The final purchase price allocations will be determined when certain contingencies are resolved as discussed earlier and additional information becomes available. This is not indicative of what would have occurred had the acquisitions actually been made as of such date.

                                                           eGLOBE, INC.
         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                                                                               NINE MONTHS ENDED      TWELVE MONTHS ENDED
         NOTE D. CONTINGENCIES (CON'T)                                         SEPTEMBER 30, 1999      DECEMBER 31, 1998
                                                                                -------------------------------------
         PRO FORMA BASIC AND DILUTED LOSS PER SHARE:
         NUMERATOR
               Pro forma net loss attributable to common stock                     $(50,971,000)         $(45,626,000)
               Increase in goodwill amortization expense for earn-out formulas
                   (7 year straight-line amortization)                               (2,469,000)           (3,292,000)
               Estimated  compensation  adjustment  related to stock  granted to
                   Telekey employees by Telekey stockholders after the Company's
                   purchase of Telekey                                                  574,000              (728,000)
               Reversal of minority interest in (income) loss of ORS
                   due to Oasis's exchange of its interest in the LLC                   (38,000)              (36,000)
                                                                                -------------------------------------
               Adjustment pro forma net loss                                       $(52,904,000)         $(49,682,000)
                                                                                -------------------------------------
         DENOMINATOR
               Pro forma weighted average shares outstanding                         20,257,944            18,823,654
               Number of shares of common stock issuable
                      UCI (contingent earn-out stock)                                    62,500                62,500
                      IDX warrants                                                    1,088,000             1,088,000
               Number of shares of common stock issuable to
                   Oasis for its ownership in LLC (assuming
                   exercise of warrants)                                              4,000,000             4,000,000
                                                                                -------------------------------------
                   Adjusted pro forma basic  weighted average
                        shares outstanding                                           25,408,444            23,974,154
                                                                                -------------------------------------
         PER SHARE AMOUNTS
               Adjusted pro forma basic and diluted loss per share                 $      (2.08)         $      (2.07)
---------------------------------------------------------------------------------------------------------------------

                                                           eGLOBE, INC.
         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE D.  CONTINGENCIES (CON'T)

          The diluted loss per share for the nine months ended September 30, 1999 and the twelve months ended December 31, 1998 in the above table does not reflect the 15,515,000 and 15,908,000 shares of common stock that would be issuable upon the conversion of the preferred stock as discussed in Notes C (21) and B (12). As the Company reported losses in both periods, the effect of these transactions are anti-dilutive.

                                   SIGNATURES

Pursuant to the requirements of Section 13 of 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed in its behalf by the undersigned, thereunto duly authorized.

                                                eGlobe, Inc.
                                                (Registrant)

Date:  February 15, 2000                        By  /s/   Anne Haas
                                                  ------------------------------
                                                             Anne Haas
                                                       Controller, Treasurer
                                                  (Principal Accounting Officer)

                                                       COAST INTERNATIONAL, INC.





                                                            FINANCIAL STATEMENTS
                                            NINE MONTHS ENDED SEPTEMBER 30, 1999

                                                       COAST INTERNATIONAL, INC.






                                                            FINANCIAL STATEMENTS
                                            NINE MONTHS ENDED SEPTEMBER 30, 1999

                                                       COAST INTERNATIONAL, INC.

                                                                        CONTENTS

     REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                        3

     BALANCE SHEET                                                         4 - 5

     STATEMENT OF INCOME                                                       6

     STATEMENT OF STOCKHOLDERS' DEFICIT                                        7

     STATEMENT OF CASH FLOWS                                                   8

     SUMMARY OF ACCOUNTING POLICIES                                       9 - 12

     NOTES TO FINANCIAL STATEMENTS                                       13 - 18

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholders
Coast International, Inc.
Lenexa, Kansas

We have audited the accompanying balance sheet of Coast International, Inc. as of September 30, 1999 and the related statements of income, stockholders' deficit and cash flows for the nine month period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Coast International, Inc. at September 30, 1999 and the results of its operations and its cash flows for the nine month period then ended in conformity with generally accepted accounting principles.


                                                            /s/ BDO Seidman, LLP

February 3, 2000

                                                       COAST INTERNATIONAL, INC.

                                                                   BALANCE SHEET


-------------------------------------------------------------------------------
 September 30,                                                         1999
-------------------------------------------------------------------------------

 ASSETS (Note 2)

 CURRENT:
  Cash                                                              $  426,000
  Trade accounts receivable, less allowance                          2,122,000
   Other current assets                                                  4,000
-------------------------------------------------------------------------------

 Total current assets                                                2,552,000
-------------------------------------------------------------------------------

 PROPERTY AND EQUIPMENT (Note 1),
   net of accumulated depreciation
   and amortization                                                  1,091,000

 DEPOSITS                                                               13,000
-------------------------------------------------------------------------------


                                                                    $3,656,000
-------------------------------------------------------------------------------

               See accompanying summary of accounting policies and notes to financial statements.

                                                       COAST INTERNATIONAL, INC.

                                                                   BALANCE SHEET

-------------------------------------------------------------------------------------
 September 30,                                                               1999
-------------------------------------------------------------------------------------

 LIABILITIES AND STOCKHOLDERS' DEFICIT

 CURRENT:
          Notes payable to stockholder/affiliate (Note 2)                $ 2,499,000
          Accounts payable                                                   519,000
          Accrued expenses                                                   582,000
          Installment obligation                                             272,000
          Current maturities of capital lease obligations (Note 5)            92,000
------------------------------------------------------------------------------------

 Total current liabilities                                                 3,964,000

  Capital lease obligations, less current maturities (Note 5)                196,000
------------------------------------------------------------------------------------

 Total liabilities                                                         4,160,000
------------------------------------------------------------------------------------

 COMMITMENTS AND CONTINGENCY (Notes 3, 4, 5 and 9)

 STOCKHOLDERS' DEFICIT:
   Common stock, no par value,                                               412,000
   2,500 shares authorized,
   1,846 shares issued and outstanding
   Accumulated deficit                                                      (916,000)
------------------------------------------------------------------------------------

 Total stockholders' deficit                                                (504,000)
------------------------------------------------------------------------------------

                                                                         $ 3,656,000
------------------------------------------------------------------------------------

               See accompanying summary of accounting policies and notes to financial statements.

                                                       COAST INTERNATIONAL, INC.

                                                            STATEMENTS OF INCOME

----------------------------------------------------------------------------------
  Nine Months Ended September 30,                                         1999
----------------------------------------------------------------------------------

 NET REVENUE                                                          $10,371,000

 COST OF REVENUE                                                        4,574,000
---------------------------------------------------------------------------------

 GROSS PROFIT                                                           5,797,000

Selling, general and administrative expenses (Note 4)                   5,275,000
---------------------------------------------------------------------------------

 Income from operations                                                   522,000

 Interest expense (Note 2)                                                207,000
---------------------------------------------------------------------------------

 NET INCOME                                                           $   315,000
---------------------------------------------------------------------------------

               See accompanying summary of accounting policies and notes to financial statements.

                                                       COAST INTERNATIONAL, INC.

                                              STATEMENT OF STOCKHOLDERS' DEFICIT


--------------------------------------------------------------------------------------------------------------
                                                            Common Stock
                                                     ----------------------------
                                                                                   Accumulated
Nine Months Ended September 30, 1999                    Shares        Amount         Deficit           Total
--------------------------------------------------------------------------------------------------------------

BALANCE, January 1, 1999                                1,846       $ 412,000       $(928,000)       $(516,000)
Distributions to stockholders                              --              --        (303,000)        (303,000)

Net income for the period                                  --              --         315,000          315,000
--------------------------------------------------------------------------------------------------------------


BALANCE, September 30, 1999                             1,846       $ 412,000       $(916,000)       $(504,000)
--------------------------------------------------------------------------------------------------------------

               See accompanying summary of accounting policies and notes to financial statements.

                                                       COAST INTERNATIONAL, INC.

                                                         STATEMENT OF CASH FLOWS


-------------------------------------------------------------------------------------------------
INCREASE (DECREASE) IN CASH

Nine Months Ended September 30,                                                          1999
-------------------------------------------------------------------------------------------------

OPERATING ACTIVITIES:
         Net income                                                                  $   315,000
         Adjustments to reconcile net income to
         Depreciation and amortization                                                   375,000
         Provision for bad debts                                                         715,000
         Changes in operating assets and liabilities:
                  Trade accounts receivable                                              413,000
                  Other assets                                                            (3,000)
                  Accounts payable                                                      (143,000)
                  Accrued expenses                                                      (773,000)
------------------------------------------------------------------------------------------------

Cash provided by operating activities                                                    899,000
------------------------------------------------------------------------------------------------

INVESTING ACTIVITIES:
         Acquisitions of property and equipment                                         (211,000)
         Proceeds from sale of fixed assets                                               46,000
------------------------------------------------------------------------------------------------

Cash used in investing activities                                                       (165,000)
------------------------------------------------------------------------------------------------

FINANCING ACTIVITIES:
         Net proceeds from notes payable to stockholder                                  100,000
         Payments on notes payable to stockholder                                       (252,000)
         Principal payments on installment obligation                                   (677,000)
         Distributions to stockholders                                                  (303,000)
------------------------------------------------------------------------------------------------

Cash used in financing activities                                                     (1,132,000)
------------------------------------------------------------------------------------------------

Net decrease in cash                                                                    (398,000)

CASH, beginning of period                                                                824,000
------------------------------------------------------------------------------------------------

CASH, end of period                                                                  $   426,000
------------------------------------------------------------------------------------------------

                    See accompanying summary of accounting policies and notes to financial statements.

                                                       COAST INTERNATIONAL, INC.

                                                  SUMMARY OF ACCOUNTING POLICIES
--------------------------------------------------------------------------------


ORGANIZATION AND BASIS       Coast  International,  Inc. ("Coast") is a provider
OF PRESENTATION              of  domestic  and   international   long   distance
                             telephone  and  internet  services.   Coast  offers
                             competitive discounted calling plans which are available to customers in the United States.

                             Coast is a non-facilities based inter-exchange carrier that routes customers' calls over a transmission network consisting primarily of dedicated long-distance lines secured by Coast from other carriers. One of these carriers provides the call record information from which Coast bills substantially all of its customer base. Management believes other carriers could provide the same service at comparable terms

                             On April 1, 1999, Coast acquired certain assets of ISPN, Inc. ("ISPN"), an entity under common control, for $1,000,000. ISPN is a large scale provider of internet services to the rural and local telephone company markets across the United States as well as a provider of technical help-desk services to telephone companies and other service-oriented companies. The purchase price was payable $200,000 at closing and $100,000 monthly thereafter without interest through December 1999. The deferred payments have been discounted to reflect an effective interest rate of 10%. As of September 30, 1999 the installment obligation totaled $272,000, net of the remaining $5,000 discount. The net assets received have been accounted for at the lower of ISPN's historical net book value or estimated fair market value totaling $284,000. The consideration paid in excess of the historical cost of $689,000 was charged to stockholders' equity as a deemed dividend.

                             On April 26, 1999, Coast acquired all of the outstanding common stock of Interactive Media Works ("IMW"), an entity under common control, in exchange for 646 shares of common stock of Coast. IMW is an interactive voice response service bureau providing 1-800 toll free and internet based promotions, sweepstakes, contests and surveys for large national brands and media stimulated programs or events within the United States.

                                                       COAST INTERNATIONAL, INC.

                                                  SUMMARY OF ACCOUNTING POLICIES
--------------------------------------------------------------------------------

                             Prior to Coast's April 1999 acquisitions of ISPN and IMW all three companies were under common control through majority ownership. Accordingly, the accompanying financial statements include the accounts of Coast, ISPN and IMW (collectively the "Company") for the full nine month period ended September 30, 1999 as if the companies combined on January 1, 1999. All material intercompany accounts and transactions are eliminated.

                             Additionally, on December 2, 1999, the Company was acquired by eGlobe, Inc. ("eGlobe") (see Note 6).

                             The accompanying financial statements for the nine month period ended September 30, 1999 may not necessarily be indicative of the results to be expected for the year ending December 31, 1999.

USE OF                       The   preparation   of  financial   statements   in
ESTIMATES                    conformity  with  generally   accepted   accounting
                             principles  requires  management to make  estimates
                             and assumptions that affect the reported amounts of
                             assets and liabilities and disclosure of contingent
                             assets and liabilities at the date of the financial
                             statements and the reported amounts of revenues and
                             expenses  during  the  reporting   period.   Actual
                             results could differ from those estimates.

CONCENTRATIONS               Financial instruments which potentially subject the
OF CREDIT RISK               Company to  concentrations  of credit risk  consist
                             principally of cash and trade accounts receivable.

                             The Company places its cash and temporary cash investments with quality financial institutions. At times, such investments may be in excess of Governmental insured limits.

                             Concentrations of credit risk with respect to trade accounts receivable are limited due to the wide variety of customers and markets which comprise the Company's customer base, as well as their dispersion across many different geographic areas. Generally, the Company does not require collateral or other security to support customer receivables.

                                                       COAST INTERNATIONAL, INC.

                                                  SUMMARY OF ACCOUNTING POLICIES
--------------------------------------------------------------------------------

PROPERTY,                    Property  and   equipment  are  recorded  at  cost.
EQUIPMENT                    Depreciation  is calculated  using ,  straight-line
DEPRECIATION AND             and accelerated  methods over the estimated  useful
AMORTIZATION                 lives  of the  assets  ranging  from  five to seven
                             years. Leasehold improvements are amortized over a lease term of three years.

REVENUE                      Coast   recognizes   revenue  upon   completion  of
RECOGNITION                  telephone  calls  by the end  users.  IMW and  ISPN
                             recognize   revenue  as  services   are   provided.
                             Allowances are provided for estimated uncollectible accounts.

INCOME TAXES                 The   Company,    with   the   consent   of   their
                             stockholders,   has  elected   under  the  Internal
                             Revenue  Code  to be an  S-corporation.  In lieu of
                             corporate  income taxes, the stockholders are taxed
                             on  their   proportional  share  of  the  Company's
                             taxable   income.   Therefore,   no   provision  or
                             liability for income taxes is included in the financial statements.

ADVERTISING                  The Company expenses  advertising costs as they are
                             incurred. Advertising expense was $114,000 for the nine months ended September 30, 1999.

CASH EQUIVALENTS             The Company  considers  cash and all highly  liquid
                             investments purchased with an original maturity of three months or less to be cash equivalents.

CASH FLOWS                   For the nine month period ended  September 30, 1999
                             cash  paid  for  interest   approximated   interest
                             expense.

LONG-LIVED                   Long-Lived   assets  are  reviewed  for  impairment
ASSETS                       whenever   events  or  changes   in   circumstances
                             indicate that the carrying amount may not be recoverable. If the expected future cash flow from the use of the assets and its eventual disposition is less than the carrying amount of the assets, an impairment loss is recognized and measured using the asset's fair value.

                                                       COAST INTERNATIONAL, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.   PROPERTY AND            Property and equipment consisted of the following:
     EQUIPMENT

                             September 30,                                                  1999
                             ----------------------------------------------------------------------
                             Office and computer equipment                               $3,268,000
                             Leasehold improvements                                         170,000
                             Furniture and equipment                                         71,000
                             Software                                                        51,000
                             ----------------------------------------------------------------------
                                                                                          3,560,000

                             Less accumulated
                               depreciation and
                               amortization                                               2,469,000
                             ----------------------------------------------------------------------

                                                                                         $1,091,000
                             ----------------------------------------------------------------------

                             Total depreciation and amortization expense for the nine months ended September 30, 1999 was approximately $375,000. Office and computer equipment with a total cost and accumulated depreciation of $304,000 and $76,000 has been pledged as collateral under capital lease obligations (Note 5).

                                                       COAST INTERNATIONAL, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

2.   NOTES PAYABLE           On April 1, 1999 and March 5,  1999,  respectively,
     TO STOCKHOLDER/         the Company  entered into two new revolving line of
     AFFILIATE               credit agreements of $300,000 and $3,000,000 with a
                             stockholder and with a corporation  affiliated with
                             a stockholder. Both agreements expire July 1, 2000,
                             bear  interest  at a bank's  prime  rate  plus 1.5%
                             (9.75% at  September  30,  1999) and are secured by
                             substantially  all of the  assets  of the  Company.
                             These agreements also require a monthly  commitment
                             fee equal to 0.10% of the available  line of credit
                             balances. For the nine month period ended September
                             30,  1999  total  interest  and  fees  paid  to the
                             stockholder   and   the   affiliate   under   these
                             agreements   were   approximately    $112,000.   In
                             connection with these agreements, the stockholder and affiliate have agreed to continue to advance to the Company, on an ongoing basis, the necessary working capital funds required for its operations.
                             At September 30, 1999, $260,000 and $1,880,000 were
                             outstanding under these line of credit  agreements.
                             On November 29, 1999, the stockholder line of credit was paid in full and the Company increased its outstanding affiliate line of credit balance to $3,000,000. See Note 7 for discussion of these subsequent events and Note 4 for additional related party transactions.

                             In connection with the merger with IMW, the Company assumed a note payable to a corporation affiliated with a stockholder which bears interest at a bank's prime rate plus 2.5% (10.75% at September 30,
                             1999). The note is secured by substantially all of the assets of the Company. At September 30, 1999, approximately $359,000 was outstanding on the note, which was also subsequently paid in full on November 29, 1999 (see Note 7).

                                                       COAST INTERNATIONAL, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

3.   OPERATING               The Company leases office space under noncancelable
     LEASES                  operating  leases in Lenexa,  Kansas,  Minneapolis,
                             Minnesota and Overland Park,  Kansas.  The Overland
                             Park office space is being subleased to a third party. Future minimum lease payments under the leases and future minimum rentals receivable under the sublease are as follows:

                              Years  Ending
                              September 30,             2000          2001         2002         Total
                              --------------------------------------------------------------------------
                              Minimum  rentals     $  201,000     $    75,000   $    8,000   $  284,000
                              Sublease
                                rental income         (41,000)        (17,000)           -      (58,000)
                              --------------------------------------------------------------------------

                              Total                $  160,000     $    58,000   $    8,000   $  226,000
                              --------------------------------------------------------------------------

                             For the nine month period ended September 30, 1999 rent expense was approximately $114,000.

4.   RELATED                 For the nine month period ended September 30, 1999,
     PARTY                   included  in selling,  general  and  administrative
     TRANSACTIONS            expenses in the  accompanying  statement  of income
                             were bonuses and fees paid to the Company's three stockholders totaling approximately $32,000.

                             The Company has an agreement with an employee leasing services corporation affiliated with a stockholder under which the Company leases substantially all of its employees. Under the terms of the agreement, in exchange for the services of such employees, the Company pays the leasing services corporation a leasing services fee equal to the aggregate gross pay, payroll taxes, related benefits and an appropriate portion of the costs incurred and attributable to the employees, as defined.

                                                       COAST INTERNATIONAL, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                             As part of the related benefits payable under this agreement, the Company makes matching contributions to a long-term savings plan maintained by the employee leasing company for eligible employees equal to 50% of the employee's contributions up to 6% of the employee's compensation as defined.

                             Approximate   costs   incurred  under  the  leasing
                             services agreement for the nine month period ended September 30, 1999 are summarized as follows:

                              ---------------------------------------------------------------------
                              Payroll, payroll taxes and related benefits            $   1,941,000
                              Savings plan matching contributions                           44,000
                              Cost attributable to employees                                 6,000
                              ---------------------------------------------------------------------
                                                                                     $   1,991,000
                              ---------------------------------------------------------------------

5.   COMMITMENTS             The  Company  has a contract  with a  long-distance
                             telecommunications      company      to     provide
                             telecommunications   services  for  the   Company's
                             customers. The agreement covers the pricing of services for a term of 36 months beginning October
                             1, 1999. Under the terms of the agreement, the Company has a minimum usage commitment of $125,000 per month through September 30, 2000. The minimum usage commitment may be decreased in the second and third year of the agreement if the cumulative usage is achieved in the first year of the agreement.

                                                       COAST INTERNATIONAL, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                             The Company is committed under a capital lease for certain transmission equipment. This lease is for a term of three years and bears interest at the rate of 8.5% and is collateralized by the underlying equipment as defined in the lease. Future minimum lease payments are as follows:

                              Years Ending September 30
                              ---------------------------------------------------------------------

                              2000                                                       $116,000
                              2001                                                        116,000
                              2002                                                         97,000
                              ---------------------------------------------------------------------

                              Total                                                       329,000
                              Less amount representing interest                            41,000
                              ---------------------------------------------------------------------

                                                                                          288,000
                              Less current maturities                                      92,000
                              ---------------------------------------------------------------------

                                                                                         $196,000
                              ---------------------------------------------------------------------

6.   ACQUISITION OF          Effective   December   2,   1999,   eGlobe,    Inc.
     COAST BY EGLOBE         ("eGlobe"),    through    its    new    subsidiary,
                             eGlobe/Coast, Inc., acquired all the outstanding common stock of Coast. The purchase price of $19.4 million consisted of 882,904 shares of eGlobe's common stock and 16,100 shares of eGlobe's Series O
                             Convertible Preferred Stock ("Series O Preferred").
                             The Series O Preferred Stock is convertible into a maximum of 3,220,000 shares of common stock and has a liquidation value of $16.1 million.

                                                       COAST INTERNATIONAL, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

7.   SUBSEQUENT EVENTS       On November 29,  1999,  the Company  increased  its
                             existing   line  of  credit  with  the   affiliated
                             corporation  to the maximum  $3,000,000 and entered
                             into a  note  agreement  with  that  affiliate  for
                             $250,000.  The additional funds received,  totaling
                             $1,370,000,  were  used to pay  down  the  $260,000
                             outstanding stockholder line of credit and the $359,000 outstanding loan held by IMW with a corporation affiliated with a stockholder and to pay distributions to the existing stockholders of the Company totaling $575,000.

8.   SUPPLEMENTAL CASH       Supplemental  disclosure  of cash flow  information
     FLOW INFORMATION        and non-cash  investing  and  financing  activities
                             follow:

                              Nine Months Ended September 30,                                    1999
                              -----------------------------------------------------------------------------
                              Cash paid for interest                                          $   226,000
                              Property and equipment acquired in acquisition of ISPN in
                                   exchange for installment obligation                            284,000
                              Equipment obtained under a capital lease obligation                 288,000
                              -----------------------------------------------------------------------------

9.   YEAR 2000               Like other  companies,  Coast  International,  Inc.
     ISSUES                  could be adversely affected if the computer systems
     (UNAUDITED)             the Company,  its suppliers or customers use do not
                             properly   process   and   calculate   date-related
                             information  and data from the  period  surrounding
                             and  including  January 1, 2000.  This is  commonly
                             known   as   the   "Year   2000"   ("Y2K")   issue.
                             Additionally,  this issue could impact non-computer
                             systems and devices such as  production  equipment,
                             elevators,  etc.  While the  Company's  project  to
                             assess and correct Y2K related issues regarding the
                             year 2000 has been  completed,  and the Company has
                             not experienced any significant Y2K related events,
                             interactions with other companies'  systems make it
                             difficult  to  conclude  there  will not be  future
                             effects.  Consequently,  at this  time,  management
                             cannot provide  assurances that the Year 2000 issue
                             will  not   have  an   impact   on  the   Company's
                             operations.